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                                                                   EXHIBIT 10(g)

                                                  No. 2521-0031-E001

                                   ENDORSEMENT

Attached to and forming part of the PROPERTY PER RISK EXCESS OF LOSS REINSURANCE AGREEMENT No. 2521-0031 between MERCHANTS MUTUAL INSURANCE COMPANY, Buffalo, New York and MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC., Concord, New Hampshire (hereinafter collectively referred to as "Company") and AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the "Reinsurer").

It is mutually understood and agreed by the parties hereto that effective January 1, 2003, as respects the Company's in-force, new and renewal policies, as respects losses occurring on or after said date, this Agreement is amended to read as follows:

I. Paragraph B. of ARTICLE III, RETENTION AND LIMIT, is amended to reflect the addition of an annual aggregate limit for "NBCR" Terrorist Activity and the Paragraph reads as follows:

         B. Notwithstanding the aforementioned, the following limits shall apply as respects all loss, cost or expense arising from or related to, either directly or indirectly, any Terrorist Activity, as defined in the DEFINITIONS Article:

                  $3,000,000 Ultimate Net Loss each Loss Occurrence, and $6,000,000 Ultimate Net Loss in the aggregate as respects all such Loss Occurrences for each Agreement Year. However, the Reinsurer's liability shall be limited to $3,000,000 in the aggregate as respects all such Occurrences arising from loss as defined in Paragraph G.,3.,c, of the DEFINITIONS Article for each Agreement Year.

II. Exclusion B., 22., of ARTICLE V, EXCLUSIONS, is amended to include Property Target Classes and the Exclusion reads in its entirety as follows:

         22.      A.       Any loss, cost or expense arising out of or related
                           to, either directly or indirectly, any Terrorist
                           Activity, as defined in the DEFINITIONS Article, with respect to Risks with a Total Insured Value at the time of loss greater than or equal to $50,000,000 and the following risks, classes of business, or accounts applicable to Policies reinsured hereunder:

                           (1)      Airports and Aircraft

                           (2)      Apartments/Condos/Co-Ops > 25 stories

                           (3)      Automobile Mfrs.

                           (4)      Bridges

                           (5)      Casinos and Casino Hotels

                           (6)      Chemical Mfg. and Distribution Cos.

                           (7)      Convention/Exhibition Centers

Revised: September 24, 2003

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                                                     No. 2521-0031-E001

                           (8)      Cruise Lines

                           (9)      Dams

                           (10)     Defense/Aerospace Industries

                           (11) Financial Institutions with more than 10 branch locations

                           (12) Government Buildings (Fed/State) and National Landmarks

                           (13)     High Tech Mfg. Cos.

                           (14)     Hospitals

                           (15)     Hotels > 25 stories

                           (16)     Internet Cos.

                           (17)     Major Media Cos.

                           (18)     Nuclear Facility exposures

                           (19)     Office Buildings > 25 stories

                           (20)     Petrochemical/Oil and Gas Cos.

                           (21)     Pipelines (oil and gas)

                           (22)     Port/Transit Authorities

                           (23) Property Management Cos - High Rise exposure > 25 stories

                           (24)     Railroads

                           (25) Enclosed Shopping Malls - property owner only

                           (26)     Stadiums

                           (27)     Tunnels

                           (28)     Universities

                           (29)     Utility Cos. - electric, gas, water and
                                    sewer

                  B. This exclusion applies regardless of any other cause or event that in any way contributes concurrently or in any sequence to loss, cost, or expense.


III. Paragraph G., Terrorist Activity, of ARTICLE VI, DEFINITIONS, is amended to add the definition of "chemical" and the definition reads as follows:

         The term "chemical" as used herein shall mean any substance obtained by a chemical process or used for producing a chemical effect for the purposes of Terrorist Activity.

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                                                     No. 2521-0031-E001

IV. ARTICLE XIII, REINSURANCE PREMIUM, is amended to reflect the change in the Commercial Property Rate to xx.xx% and the Article reads in its entirety as follows:

                                  ARTICLE XIII

         REINSURANCE PREMIUM

         With respect to business in force and business becoming effective at and after the effective time and date of this Agreement, the rates for the reinsurance provided hereunder shall be as follows:

         1. x.xx% of the Company's unearned premium on Homeowners Multiple Peril (Section I) after deducting that portion, if any, paid for share reinsurance, calculated on the monthly pro rata basis as of the effective time and date of this Agreement; and

         2. xx.xx% of the Company's unearned premium on all other classes of business reinsured hereunder (except Automobile Physical Damage), after deducting that portion, if any, paid for share reinsurance, calculated on the monthly pro rata basis as of the effective time and date of this Agreement.

Nothing herein contained shall alter, vary or extend any provision or condition of the Agreement other than as above stated.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be
executed in duplicate this            day of                     ,2003;

ACCEPTED:
MERCHANTS MUTUAL INSURANCE COMPANY
MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

-----------------------
and in Princeton, New Jersey this             day of            , 2003.

                                                AMERICAN RE-INSURANCE COMPANY

                                                -----------------------
                                                Vice President

DATED: February 27, 2003

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